SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 13, 2008

Rohat Resources, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-1399326	20-5913810
(Commission File Number)	(IRS Employer Identification No.)

2025 Graveley Street
Vancouver, BC Canada	V5L 3B6
(Address of principal executive offices)	(Zip Code)

(604) 408-1710

(Issuer's Telephone Number)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

I ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

Previous Independent Accountants

On March 13, 2008, Rohat Resources, Inc. (the “Company”) dismissed Dale Matheson Carr-Hilton LaBonte LLP Chartered Accountants (“Dale Matheson”) as its principal accountant. The decision to dismiss Dale Matheson as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on May 13, 2008.

Dale Matheson’s report on the financial statements of the Company for the past year did not contain an adverse opinion or disclaimer of opinion, and were not modified as to audit scope or accounting principles. Dale Matheson had been appointed as auditor of the Company on or about August 25, 2006. From the time of Dale Matheson’s appointment as the Company’s auditor through the date of this report, there have been no disagreements with Dale Matheson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Dale Matheson, would have caused Dale Matheson to make reference to the subject matters of the disagreements in connection with its report. From August 25, 2006 (inception) to the date of this report, there have been no reportable events.

New Independent Accountants

On May 10, 2008, Bernstein & Pinchuk LLP (“New Accountant”) was engaged as the Registrant’s new independent certified public accountants. The decision to engage New Accountant as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on May 10, 2008.

During the year ended October 31, 2008 and for the period August 25, 2006 (inception) to October 31, 2007, through this date of disclosure, the Company did not consult New Accountant regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or an event identified in response to (a)(1)(iv) of Item 304.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

16.1   Letter dated May 13, 2008, from Dale Matheson Carr-Hilton LaBonte LLP Chartered Accountants to the Securities and Exchange Commission regarding statements included in this report on Form 8-K .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rohat Resources, Inc.

/s/ Delara Hussaini
Name: Delara Hussaini
Title: President

Dated: May 14, 2008